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                                                                    EXHIBIT 10.1

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                        AMENDED AND RESTATED DEMAND NOTE
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THIS AMENDED AND RESTATED DEMAND NOTE (THIS "DEMAND NOTE") IS AN AMENDMENT AND
RESTATEMENT BUT NOT A NOVATION OF EACH OF THE ORIGINAL PROMISSORY NOTE AND THE ORIGINAL STANDBY NOTE, AS EACH IS DEFINED HEREIN.


Initial Principal Amount: $97,434,710.13                       January 25, 2001

FOR VALUE RECEIVED on January 25, 2001, (the "EFFECTIVE DATE"), the undersigned, STAR TELECOMMUNICATIONS, INC., with its chief executive offices located at 223 East De La Guerra, Santa Barbara, California, 93101, a Delaware corporation (together with its successors and assigns, the "MAKER"), promises to pay ON DEMAND in immediately available funds and to the order of MCI WORLDCOM NETWORK SERVICES, INC., with offices located at 6929 N. Lakewood Avenue, Mail Drop 5.2-510, Tulsa, Oklahoma 74117 ("HOLDER"), the principal sum of NINETY SEVEN MILLION, FOUR HUNDRED THIRTY-FOUR THOUSAND, SEVEN HUNDRED TEN AND 13/100 DOLLARS ($97,434,710.13), together with interest on the unpaid principal amount of this Demand Note from the Effective Date, accruing at a rate of eighteen percent (18%) PER ANNUM, based on a year of 365 or 366 days, as the case may be, and actual days elapsed

Maker shall be permitted to make voluntary prepayments of principal under this Demand Note, without penalty on any such payment date. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of Holder's rights and remedies hereunder at that time, or at any subsequent time, or nullify any prior exercise of any such right or remedy without the express written consent of Holder. The acceptance by Holder of this Demand Note shall not constitute a waiver by Holder of any of its rights, whether under the Workout Agreement or any other WorldCom Document, as each is defined below, or at law or in equity, nor shall the delivery by Maker of this Demand Note constitute a satisfaction of any of Maker's obligations to Holder.

All payments and prepayments to be made in respect of principal, interest or other amounts due from the Maker under this Demand Note shall be payable to Holder at the address set forth above for Holder, and directed to the attention of Robert S. Vetera, Vice President of Corporate Credit, or at such other place as Holder may designate in writing, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature. The Maker expressly waives presentment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Demand Note, and an action for any amounts due and unpaid shall therefore accrue immediately. THE MAKER ACKNOWLEDGES AND AGREES THAT THE HOLDER MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS DEMAND NOTE WITHOUT PRIOR NOTICE TO THE MAKER.

If any payment of principal or interest under this Demand Note becomes due on a day which is a Saturday, Sunday or other day on which lending institutions are authorized or obligated to close in Tulsa, Oklahoma or Santa Barbara, California, such payment shall nevertheless be immediately due and payable.

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Any and all references to the Original Promissory Note or the Original Standby
Note contained in:

         1. that certain Workout Agreement dated as of April 12, 2000 between and among STAR TELECOMMUNICATIONS, INC., PT-1 COMMUNICATIONS, INC., HELVEY COM, LLC, CEO CALIFORNIA TELECOMMUNICATIONS, INC., CEO TELECOMMUNICATIONS, INC., LUCIUS ENTERPRISES, INC., AS TELECOMMUNICATIONS, INC., PT-1 LONG DISTANCE, INC., PT-1 HOLDINGS I, INC., PHONETIME TECHNOLOGIES, INC., PT-1 HOLDINGS II, INC., NATIONWIDE DISTRIBUTORS, INC., TECHNOLOGY LEASING, INC., INVESTMENT SERVICES, INC., AND PT-1 COMMUNICATIONS PUERTO RICO, INC., as amended through the date hereof (and as may be further amended or supplemented from time to time hereafter) (collectively, the "WORKOUT AGREEMENT");

         2.       the "WorldCom Documents" as defined in the Workout Agreement;
                  and

         3. any document or agreement delivered pursuant to or in connection with the Workout Agreement,

shall be deemed to mean the Original Promissory Note or the Original Standby Note (as the case may be) as amended, supplemented, modified and restated hereby, and as may be further amended, modified, supplemented or extended from time to time. The Maker hereby confirms that any collateral or security provided for one or more of the Original Promissory Note or the Original Standby Note, including, but not limited to, liens, security interests, mortgages and pledges of tangible or intangible property and assets granted by the Maker or any third parties shall continue unimpaired and in full force and effect, and shall support this Demand Note in the same manner as such collateral was intended to support the Original Promissory Note or the Original Standby Note (as the case may be).

All notices and other communications required or permitted to be made to the Maker or Holder, as the case may be, hereunder shall be made in writing and will be deemed delivered when received by the other party, whether by messenger, telex, telecopier, overnight courier, mail, or otherwise, which notice shall be delivered to any officer, director or authorized representative of the Maker or Holder, or to the respective addresses of Maker and Holder set forth in the Workout Agreement, or such other address as each party may notify the other party in writing from time to time.

Upon the occurrence of any one of the following events (each an "EVENT OF DEFAULT"), the entire principal amount outstanding hereunder together with accrued interest, shall: (i) at the option of Holder in the case of the "Events of Default" set forth in (a) through (c), below; or (ii) without the necessity for any demand, notice or action by Holder in the case of the "Events of Default" set forth in (d) through (f), below, become immediately due and payable in full and Holder may, without further delay, undertake any one or more of the actions and become entitled to any of the remedies specified in this Demand Note or any other "WorldCom Document" or which are otherwise available at law or in equity:

         (a) Failure of Maker to pay any installment of principal or interest or any other sum on the date when it is due under this Demand Note; or

         (b) Maker fails to perform or observe any of its other covenants or agreements under this Demand Note, the Workout Agreement, or any of the WorldCom Documents, or otherwise fails to perform or observe any of its covenants or agreements under any agreement,

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                  contract, instrument, note, and any amendments, extensions, renewals or replacements to or of any of the foregoing, whether presently existing or hereafter arising, and such default continues beyond any applicable grace, waiver or cure period set forth therein, if any; or

         (c) Any representation or warranty made by the Maker pursuant to this Demand Note or any other WorldCom Document shall prove to have been false or misleading in any material respect as of the time when made; or

         (d) If Maker, or any guarantor or surety of the obligations evidenced by this Demand Note, shall make a general assignment for the benefit of its respective creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file a petition seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee or receiver of itself or any material part of its respective properties; or

         (e) If any proceeding against Maker seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency shall have been filed or shall be prosecuted or if an appointment shall have been made without the consent or acquiescence of Maker or of any material part of their respective properties and such appointment shall not have been vacated; or

         (f) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Maker or any of its properties involving a sum in excess of $50,000 which shall have remained undischarged or unstayed for a period of thirty (30) days.

If an Event of Default occurs, then, Maker agrees to indemnify and hold Holder harmless from any and all reasonable fees and expenses of Holder's attorneys, accountants, appraisers, consultants, engineers and other professional, paraprofessional or non-professional fees and expenses incurred by Holder in collecting the obligations evidenced hereby, or in protecting or otherwise enforcing any of its rights under this Demand Note or any of the other WorldCom Documents, or in the prosecution or defense of any action related to this Demand Note or any of the WorldCom Documents, or the preservation, maintenance, disposition or liquidation of any collateral securing the Maker's obligations evidenced by this Demand Note, or any portion thereof.

The exercise of any remedy hereunder or under any other WorldCom Document shall not be construed as a waiver by Holder of any remedy available to Holder under any other agreement, document, equity or applicable law. HOLDER HEREBY EXPRESSLY RESERVES ALL OF ITS RIGHTS UNDER SUCH AGREEMENTS, DOCUMENTS, EQUITY AND APPLICABLE LAW.

In the event the rate of interest provided for in this Demand Note is finally determined by any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic (each as "OFFICIAL BODY"), to exceed the maximum rate of interest permitted by applicable usury

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or similar law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body ("LAW"), their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such Laws. Interest at the rates applicable to this Demand Note as set forth herein shall continue to accrue on any judgment entered on this Demand Note until the judgment together with interest and costs has been paid in full.

This Demand Note is governed by, and will be construed and enforced in accordance with, the laws of the State of Oklahoma without regard to principles of conflicts of law in the State of Oklahoma. The Maker consents to the exclusive jurisdiction and venue of the Federal and State courts located in Tulsa, Oklahoma with respect to any suit arising out of, relating to, or mentioning this Demand Note. The terms of this Demand Note shall be binding upon and inure to the benefit of the successors and assigns of Holder, and shall not be assignable by Maker, unless Holder has provided its prior, written consent to such assignment.

This Demand Note is given by Maker in consideration of the agreements, accommodations and understandings previously made by Holder pursuant to the Original Promissory Note, the Original Standby Note, the WorldCom Documents and the documents and agreements related thereto, and in consideration of the agreements, accommodations and understandings herein granted to the Maker by the Holder. This Demand Note is given to Holder in exchange for and in substitution of the Original Promissory Note and the Original Standby Note.

This Demand Note amends and restates, in its entirety, but is not a novation of, each of that certain:

         1. Promissory Note dated April 12, 2000, given by Maker payable to the order of the Holder in the original principal amount of FIFTY-SIX MILLION SEVENTEEN THOUSAND SIX HUNDRED NINETY-EIGHT AND 87/100 DOLLARS ($56,017, 698.87), plus interest as stated therein, as amended by that certain Amendment No.1 thereto dated as of July 31, 2000, and as further amended by that certain Amendment No.2 thereto dated as of August 15, 2000, and as further amended by that certain Amendment No.3 thereto dated as of October 27, 2000, and as further amended by that certain Amendment No.4 thereto dated as of December 14, 2000 (collectively, the "ORIGINAL PROMISSORY NOTE"); and

         2. Standby Term Loan Note dated June 30, 2000, given by Maker payable to the order of the Holder in the original principal amount of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00), plus interest as stated therein, as amended by that certain Amendment No.1 thereto dated as of July 31, 2000, and as further amended by that certain Amendment No.2 thereto dated as of August 15, 2000, and as further amended by that certain Amendment No.3 thereto dated as of October 27, 2000, and as further amended by that certain Amendment No.4 thereto dated as of December 14, 2000 (collectively, the "ORIGINAL STANDBY NOTE").

EACH OF MAKER AND HOLDER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION HEREWITH OR THE OTHER WORLDCOM DOCUMENTS.

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                         INITIAL: ____ MAKER ____ HOLDER

IN WITNESS WHEREOF, and intending to be legally bound, the Maker has executed, issued and delivered this Amended and Restated Demand Note as of the day and year first above written.


ATTEST:                                  STAR TELECOMMUNICATIONS, INC.

By: /s/ David Vaun Crumly                By: /s/ Timothy F. Sylvester
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Name:  David Vaun Crumly                 Name:  Timothy F. Sylvester
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Title: Executive Vice President --       Title: Executive Vice President
       Sales & Marketing                        and General Counsel